                                  EXHIBIT 99.3

                                  EXHIBIT 99.3

                         BANYAN STRATEGIC REALTY TRUST
               DISTRIBUTION REINVESTMENT AND SHARE PURCHASE PLAN

                         VOLUNTARY CASH INVESTMENT FORM


                             To purchase additional Shares, please make check or money order payable in United States dollars to "First Chicago-Banyan Strategic Realty Trust." (PLEASE NOTE YOUR ACCOUNT NUMBER AND COMPANY CODE ON THE PAYMENT.) DO NOT SEND CASH.

                             Amount enclosed $____________

                             --------------------------------------------------
                             MAIL PAYMENT TOGETHER WITH THIS FORM IN THE
                             POSTAGE PRE-PAID ENVELOPE PROVIDED OR TO THE
                             ADDRESS SHOWN ON THE REVERSE SIDE OF THIS FORM.
                             --------------------------------------------------

                                   Daytime telephone number.

                                   (      )
                                   --------------------------------------
                                   Area Code


                                    (Front)




                     VOLUNTARY CASH INVESTMENT INFORMATION

Voluntary cash investments should be mailed to First Chicago Trust Company of New York, Dividend Reinvestment Plans, P.O. Box 13531, Newark, NJ 07188-0001.

For information, participants may write to First Chicago Trust Company of New York, Dividend Reinvestment Plans, P.O. Box 2598, Jersey City, NJ 07303-2598.

If you prefer, you may call First Chicago Trust Company of New York (201) 324-0498.





                                     (Back)